                             SHAREHOLDERS' AGREEMENT

          SHAREHOLDERS' AGREEMENT, made as of this 31st day of August, 1999 (this "Agreement"), by and among BONUSBOULEVARD, INC., a New York corporation with offices at 55 West 19th Street, 4th Floor, New York, New York 10011 (the "Corporation"), DAVID BROUS, JR., residing at 336 West End Avenue, Apartment #7D, New York, New York 10023 ("Brous"), JONATHAN F. MORGENSTERN, residing at 28 Hansen Court, Narbeth, Pennsylvania 19072 ("Morgenstern")(Brous and Morgenstern being herein collectively referred to as the "Shareholders" and individually as a "Shareholder").

          WHEREAS, the Corporation is authorized to issue up to 275,000,000 shares of Class B Common Stock, par value $.0001 per share (the "Common Stock"), 80,000,000 shares of which are currently issued and outstanding;

          WHEREAS, the Shareholders own all of the issued and outstanding shares of the Class B Common Stock of the Corporation, in the amounts set forth on Exhibit A annexed hereto; and

          WHEREAS, the Shareholders and the Corporation desire to regulate the management of the Corporation, the transfer of the shares of Common Stock now owned or hereafter acquired by the Shareholders (such shares being hereinafter referred to as the "Shares"), the purchase by the Corporation and/or the Shareholders of the Shares in certain circumstances and certain other matters relating to the Corporation, all in accordance with the terms and subject to the conditions of this Agreement.

          In consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

     1.   Representations of the Shareholders.

          Each Shareholder represents to and agrees with the other Shareholders and the Corporation that such Shareholder is the legal holder and beneficial owner of the Shares currently owned by such Shareholder, that such Shares and the Shares hereafter acquired by such Shareholder will be owned free and clear of all liens, claims, charges, options and encumbrances other than restrictions on transfer under this Agreement, and applicable federal and state securities laws, and that such Shareholder will have the right to transfer such Shares upon the terms and subject to the conditions of this Agreement.

     2.   Corporate Governance and Related Matters.

          Each Shareholder hereby agrees, during the term of this Agreement, to vote the Shares owned by such Shareholder in the following manner:

          (a) each of the Shareholders shall vote such Shareholder's Shares so as to elect Brous and Morgenstern as directors of the Corporation. In the event either Brous or Morgenstern shall be unable or unwilling to serve as a director of the Corporation or the size of the Board is increased, the Shareholders shall vote all of their Shares so as to elect such replacement or additional nominees as the party who is unable to serve shall designate.

          (b) each Shareholder shall vote such Shareholder's Shares in favor of any amendment of the Certificate of Incorporation or By-laws of the Corporation necessary to permit, effect and further carry out the transactions contemplated hereby. In addition, Morgenstern agrees to vote his Shares as Brous shall designate in connection with any other corporate action for which shareholder approval is sought or required.

     3.   Restriction on Transfer of Shares.

          (a) The Corporation and the Shareholders wish to avoid the transfer of Shares to outside third parties who do not have a knowledge of the Corporation's business and who may disrupt the management of the Corporation. Each Shareholder hereby agrees that such Shareholder shall not, as long as this Agreement is in effect, directly or indirectly sell, assign, mortgage, hypothecate, transfer, pledge, lien, encumber, give or in any way otherwise dispose of (collectively, a "Transfer") any of the Shares (or any interest therein) except as may be expressly permitted by this Agreement. The Corporation shall not transfer on its books any certificates for the Shares nor issue any certificate in lieu of the Shares unless, in the opinion of counsel to the Corporation, there has been compliance with all of the material conditions hereof affecting the Shares. Any purported disposition of any Shares made other than in full compliance with the terms of this Agreement shall be null and void and of no force or effect, and shall not be recognized by the Corporation.

          (b) Notwithstanding the general prohibition on Transfers contained in
Section 3(a) hereof, the Corporation and the Shareholders agree that any of the following Transfers shall be permitted under this Agreement:

              (i) a Transfer to a trust or custodial account for the benefit of Shareholder or the spouse or children of any Shareholder (the "Trust"), provided that such Shareholder is trustee of the Trust and retains sole voting power with respect to the Shares held in trust and such Trust documents provide for compliance with the provisions of this Agreement;

              (ii) a Transfer in accordance with Sections 4, 5 or 6 hereof; or

             (iii) a Transfer by Brous or Morgenstern of not more than one percent (1%) of the Shares owned by them.

          (c) Upon the execution of this Agreement, each Shareholder shall surrender to the Corporation his stock certificate representing the Shares, which stock certificate shall be imprinted with the following legend:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold except pursuant to an effective registration statement under such Act or an exemption from registration under such Act which, in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to counsel for the corporation, is available.

          The shares represented hereby are also subject to the terms of a Shareholders' Agreement, dated as of August 31, 1999, by and among BonusBoulevard Inc., David Brous, Jr., and Jonathan F. Morgenstern, a copy of which is on file at the principal office of the corporation, and any sale, pledge, gift, transfer, assignment, encumbrance or other disposition of the shares represented by this certificate in violation of said Agreement shall be void and of no effect."

          (d) As a further condition of any Transfer pursuant to this Agreement, each transferee shall, prior to such Transfer, agree in writing to be bound by all of the provisions of this Agreement and no such transferee shall be permitted to make any Transfer that the original transferor was not permitted to make.

     4.   Right of First Refusal.

          (a) In the event that (i) either Shareholder shall receive a bona fide written offer or enter into an agreement (the "Offer") for the purchase of his Shares (as hereinafter defined) or (ii) either Shareholder shall receive an Offer for the purchase of some but not all of the Shares owned by such Shareholder, in either case from an independent third party (the "Outside Party"), such Shareholder (the "Offering Shareholder") shall, within three (3) business days of receipt of the Offer by the Offering Shareholder, give notice (the "Option Notice") to the Corporation and the other Shareholder (the "Remaining Shareholder") containing the name and address of the Outside Party and accompanied by a copy of the Offer or a summary thereof. The Shares subject to such Offer are referred to herein as the "Offered Shares."

          (b) Upon the giving by an Offering Shareholder of an Option Notice, the Remaining Shareholder shall have the right (the "First Refusal Right") to purchase, at the price less a discount of 15%, on the terms and subject to the conditions specified in the Offer, any or all of the Offered Shares covered by the Option Notice. Within twenty (20) days after the date of the Option Notice, the Remaining Shareholder shall notify the Offering Shareholder and the Corporation (the "First Refusal Notice") whether and to what extent the Remaining Shareholder intends to exercise the First Refusal Right. Failure to deliver the First Refusal Notice within such period shall constitute a waiver of the First Refusal Right.

          (c) In the event that the Remaining Shareholder does not exercise the First Refusal Right as to all of the Offered Shares, the Corporation, to the extent permitted by law, shall have the right (the "Repurchase Right") to purchase, at the price, on the terms and subject to the conditions specified in the Offer, all or part of the remaining Offered Shares covered by the Option Notice. Within thirty (30) days after the date of the Option Notice, the Corporation shall notify each Shareholder (the "Repurchase Notice") whether and to what extent it intends to exercise the Repurchase Right. Failure to deliver the Repurchase Notice within such period shall constitute a waiver of the Repurchase Right.

          (d) Each Offering Shareholder shall have the obligation to sell to the Remaining Shareholder and/or the Corporation, as the case may be, such Offered Shares as are covered by the notices referred to in Sections 4(b) and 4(c) hereof, and the Offering Shareholder may sell the balance of the Offered Shares (or all of the Offered Shares if no such notices have been given) to the Outside Party on terms not more favorable to such Outside Party than those contained in the Offer. In the event that such terms are more favorable or if such sale to the Outside Party is not consummated within the time period specified in Section 4(e) hereof, the Offered Shares shall again be subject to the restrictions contained in this Agreement.

          (e) The closing for any purchase of Shares by the Remaining Shareholder and/or the Corporation shall be held at 10:00 a.m. at the offices of the Corporation on the sixtieth (60th) day after the date of the Option Notice or at such other time and place as the parties shall agree. The closing of a purchase of Shares by an Outside Party shall occur within sixty (60) days after the giving of the Option Notice. At the closing, the Remaining Shareholder, the Corporation or the Outside Party, as the case may be, shall pay for the Shares in accordance with the terms of the Offer, the Offering Shareholder shall deliver certificates representing the Shares free and clear of all liens, charges and encumbrances (other than those set forth herein or in any subscription agreement relating to the Shares) and properly endorsed for transfer and, if such Shares are being purchased by an Outside Party, such person shall agree to be bound by the terms of this Agreement in accordance with
Section 3(d) hereof.

     5.   Rights of Inclusion; Rights to Compel Sale.

          (a) Rights of Inclusion (Tag Along).

              (i) Neither Shareholder shall, in any one transaction or any series of similar transactions, directly or indirectly sell to any third party or otherwise dispose of more than fifty percent (50%) of the Shares owned by him unless the terms and conditions of such sale or other disposition to such third party shall include an offer to the other Shareholder (the "Tag Along Shareholder") to include, at the Tag Along Shareholder's option, in the sale or other disposition to the third party, the Tag Along Shareholder's ratable share of the Shares covered by such disposition. If either Shareholder receives a bona fide offer from a third party to purchase or otherwise acquire more than fifty percent (50%) of the Shares owned by him, such

Shareholder shall then cause the third party's offer to be reduced to writing (which writing shall include an offer to purchase or otherwise acquire Shares from the Tag Along Shareholder according to the terms and conditions of Section 5(a)(ii) below) and shall send written notice of the third party's offer (the "Inclusion Notice") to the Tag Along Shareholder. The Inclusion Notice shall be accompanied by a true and correct copy of the third party's offer. At any time within thirty (30) days after receipt of the Inclusion Notice, the Tag Along Shareholder may accept the offer included in the Inclusion Notice for up to his proportionate share by furnishing written notice of such acceptance to the selling Shareholder and delivering to the selling Shareholder the certificate or certificates representing the Shares to be sold or otherwise disposed of pursuant to such offer by the Tag Along Shareholder (which certificate or certificates shall be held in escrow pending the consummation of the sale), together with a limited power-of-attorney authorizing the selling Shareholder to sell or otherwise dispose of such Shares pursuant to the terms of such third party's offer.

              (ii) The purchase from the Tag Along Shareholder pursuant to this
Section 5(a) shall be on the same terms and conditions, including the per Share price (which shall in all events be paid directly to the Tag Along Shareholder by bank cashier's or certified check or by wire transfer of immediately available funds) and the date of sale or other disposition, as are received by the selling Shareholder and stated in the Inclusion Notice provided to the Tag Along Shareholder by the selling Shareholder.

              (iii) Simultaneously with the consummation of the sale or other disposition of the Shares of the selling Shareholder and the Tag Along Shareholder to the third party pursuant to the third party's offer, the selling Shareholder shall notify the Tag Along Shareholder of the consummation of the sale, shall cause the purchaser to remit directly to the Tag Along Shareholder the total consideration for the Tag Along Shareholder's Shares sold or otherwise disposed of pursuant thereto and the selling Shareholder shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Tag Along Shareholder.

              (iv) If within thirty (30) days after the receipt of the Inclusion Notice, the Tag Along Shareholder has not accepted the offer contained in the Inclusion Notice, The Tag Along Shareholder shall be deemed to have waived any and all rights with respect to the sale or other disposition of the Shares described in the Inclusion Notice and the selling Shareholder shall have sixty
(60) days after receipt of the Inclusion Notice in which to sell or otherwise dispose of not more than the amount of Shares described in the Inclusion Notice, on terms not more favorable to the selling Shareholder than were set forth in the Inclusion Notice. If the sale or disposition is not consummated within sixty
(60) days, the selling Shareholder shall comply with the provisions of this
Section 5(a) for all proposed future sales or dispositions that are described in
Section 5(a)(i). If, at the end of ninety (90) days following the receipt of the Inclusion Notice, the selling Shareholder has not completed the sale or other disposition of his Shares and those of The Tag Along Shareholder in accordance with the terms of the third party's offer, the selling Shareholder shall return all certificates of The Tag Along Shareholder representing the Shares which The Tag Along Shareholder delivered for sale or other disposition pursuant to this Section 5(a), and all the restrictions on sale or other disposition contained in this Agreement with respect to Shares owned by the selling Shareholder shall again be in effect.

          (b) Rights to Compel Sale (Drag Along).

              (i) If Brous proposes to sell all of the Shares then owned by him to a third party in an arms-length transaction in which the consideration to be received for such Shares consists of cash and/or marketable securities, then Brous may require Morgenstern to sell all of the Shares owned by Morgenstern (the "Designated Shares") to the third party for the same consideration per Share and otherwise on the same terms and conditions upon which Brous is selling his Shares pursuant to the provisions set forth below.

              (ii) Brous shall send written notice of the exercise of such rights pursuant to this Section 5(b) to Morgenstern, setting forth the consideration per Share to be paid by the third party and the other terms and conditions of such transaction. Within twenty (20) days following the date of the notice, Morgenstern shall deliver to Brous certificates representing the Designated Shares held by him duly endorsed, together with all other transfer documents reasonably required to be executed in connection with such transaction. In the event that Morgenstern should fail to deliver such certificates to Brous, the Corporation shall cause the books and records of the Corporation to show that such Shares are bound by the provisions of this Section 5(b) and that such Shares shall be transferred only to the third party upon surrender for transfer by the holder thereof.

              (iii) If, within ninety (90) days after Brous gives such notice, the sale of all of Morgenstern's Shares in accordance herewith has not been completed, Brous shall return to Morgenstern all certificates representing Shares that Morgenstern delivered for sale, and all the restrictions on sale or other disposition contained in the Agreement with respect to Shares owned by Brous shall again be in effect.

              (iv) Simultaneously with the consummation of the sale of Shares of Brous and Morgenstern pursuant to this Section 5(b), Brous shall notify Morgenstern of the consummation of the sale, shall cause the purchaser to remit directly to Morgenstern the total consideration for Morgenstern's Shares sold or otherwise disposed of pursuant thereto and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by Morgenstern.

     6.   Right to Purchase.

          (a) Upon the death of either Shareholder (such deceased Shareholder being referred to as the "Former Shareholder"), the other Shareholder shall be obligated to purchase, and the representatives or estate of the Former Shareholder shall be obligated to sell, fifty percent (50%) of the Shares owned by such Former Shareholder, or, at the option of the representatives or estate of the Former Shareholder exercised in writing to the purchasing Shareholder within ninety (90) days of the date of death of the Former Shareholder, all of the Shares owned by such Former Shareholder for the Section 6 Purchase Price (as hereinafter defined) and in accordance with the procedures set forth in Section 4 hereof and this Section 6.

          (b) Upon the termination of the employment of either Shareholder by the Corporation for "Cause", as defined in the employment agreement between such Shareholder and the Corporation as then in effect, (such terminated Shareholder being referred to as the "Terminated Shareholder"), the other Shareholder shall have the right, but not the obligation, to purchase, and Terminated Shareholder shall be obligated to sell, any or all of the Shares owned by such Terminated Shareholder for the Section 6 Purchase Price, less a discount of 15%, in accordance with the procedures set forth in Section 4 hereof and this Section 6. At the option of the purchasing Shareholder payment of the Section 6 Purchase Price for the Shares purchased pursuant to this Section 6(b) may be made in up to thirty-six (36) equal monthly installments as determined by the purchasing Shareholder in his sole discretion, with the first such installment to be paid at the closing of the purchase of such Shares and the remaining installments to be paid on the first day of each month thereafter. The obligation to make the installment payments shall be evidenced by a promissory note bearing interest at a rate equal to the prime rate of interest set forth in The Wall Street Journal at the time of issuance and delivery of such promissory note.

          (c) In the event that either Shareholder becomes disabled and does not work for 180 days in any 18 month period, the non-disabled Shareholder shall be entitled, at his option exercised in writing to the disabled Shareholder within sixty (60) days of the 180th day of non-work, to purchase, and the disabled Shareholder shall be obligated to sell, any or all of the Shares owned by such disabled Shareholder for the Section 6 Purchase Price (as hereinafter defined) and in accordance with the procedures set forth in Section 4 hereof and this
Section 6. The non-disabled Shareholder shall be entitled to pay the Section 6 Purchase Price to the disabled Shareholder in twelve equal monthly installments as determined by the purchasing Shareholder in his sole discretion, with the first such installment to be paid at the closing of the purchase of such Shares and the remaining installments to be paid on the first day of each month thereafter. The obligation to make the installment payments shall be evidenced by a promissory note bearing interest at a rate equal to the prime rate of interest set forth in The Wall Street Journal at the time of issuance and delivery of such promissory note.

          (d) In the event the other Shareholder does not elect to purchase all of the Shares owned by the Terminated Shareholder or the disabled Shareholder, as the case may be, the Corporation shall have the right, but not the obligation, to purchase, and the Terminated Shareholder or the disabled Shareholder shall sell, the remaining Shares owned by such Terminated Shareholder or disabled Shareholder for the Section 6 Purchase Price and in accordance with the procedures set forth in Section 4(d) hereof and this Section
6. The Corporation shall have the right to pay the Section 6 Purchase Price in installments as provided in Sections 6(b) and 6(c) with respect to the purchasing Shareholder.

          (e) The purchase price for the Shares purchased pursuant to this
Section 6 shall be determined by the Shareholders semi-annually. Such determination shall be on a basis to be determined by the Shareholders. The determination shall be recorded as a schedule to be attached hereto and made a part hereof. If for any reason the Shareholders fail to redetermine the purchase price for any particular six-month period, the last previously stipulated purchase price shall control. In the event the purchase price has not been redetermined for three consecutive six-month periods, then the purchase price shall be equal to the last stipulated price multiplied by a fraction, the numerator of which is the net asset value per share as of the close of the most recent six-month period of the Corporation and the denominator of which is the net asset value per share as of the close of the six-month period of the Corporation ending immediately prior to the determination of the last stipulated purchase price, both as reflected on the Corporation's balance sheet prepared by the Corporation's then engaged independent certified public accountants prepared in accordance with generally accepted accounting principles consistently applied. The Shareholders hereby agree that, in the event that the Corporation consummates an offering of its equity securities yielding aggregate proceeds to the Corporation of $500,000 or more, the purchase price for the Shares purchased pursuant to this Section 6 shall be determined by the Shareholders based upon the valuation assigned to the Corporation by the investors in such equity financing. The purchase price for the Common Stock purchased pursuant to this
Section 6 is hereinafter referred to as the "Section 6 Purchase Price."

          (f) The closing for any purchase of Shares pursuant to this Section 6 shall be held at 10:00 a.m. at the offices of the Corporation on the ninetieth
(90th) day after the date that the remaining Shareholder and/or the Corporation notifies the representatives of the Former Shareholder or disabled Shareholder that he or it is exercising his or its right to purchase the Shares pursuant to this Section 6 or at such other time and place as the parties shall agree. At the closing, the purchasing Shareholder or the Corporation shall pay for the Shares in full and the Former Shareholder or disable Shareholder, as the case may be, shall deliver certificates representing the Shares free and clear of all liens, charges and encumbrances and properly endorsed for transfer.

     7.   Insurance.

          Either Shareholder, at his option, may purchase and cause to be maintained life insurance policies in amounts determined by the Shareholder on the life of the other Shareholder with the Shareholder purchasing such life insurance named as owner and beneficiary thereof for the purpose of meeting his obligations under Section 6 hereof. Either Shareholder may, from time to time, purchase such additional amounts of insurance as he deems appropriate in light of increases in the book value of the Common Stock of the Corporation. The Shareholders shall cooperate in connection with the purchase and maintenance of any such insurance policy, including without limitation, the submission to any medical examinations reasonably required to obtain and maintain any such policy.

     8.   Injunctive Relief; Specific Performance.

          Each of the Shareholders acknowledges that his interest in the Agreement is unique to him, that his Shares cannot be readily purchased or sold in the open market and that the other Shareholder and the Corporation will be irreparably damaged in the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by either Shareholder which damages will not be measurable or compensable in money damages unless this Agreement shall be specifically enforced. In addition to any other remedy to which the other Shareholder or the Corporation may be entitled, the other Shareholder or the Corporation shall be entitled to a preliminary and permanent injunction, without showing any actual damage or threat of irreparable injury, and/or a decree for specific performance, without any bond or other security being required in connection therewith, in accordance with the provisions hereof.

     9.   Corporate Surplus.

          If the Corporation shall not have sufficient surplus to permit it to lawfully make payment of the purchase price for the Shares purchased by it under this Agreement, the entire available surplus shall be paid on account, and each Shareholder or the legal representative of any Shareholder's estate shall promptly take such measures to vote the respective holdings of Shares owned by the Shareholder to reduce the capital of the Corporation or to take such other steps as may be appropriate or necessary in order to enable the Corporation to lawfully make payment of the purchase price for Shares purchased by it.

     10.  Shareholder Inspection of Corporate Books

          The Corporation shall keep complete and correct books and records of: shareholder proceedings board and committee meetings; and the names and addresses of all shareholders, including the number and class of shares held by each shareholder and the dates when they became owners thereof (collectively called the "books and records").

          Each Shareholder shall have the right to inspect the books and records of the Corporation upon providing the Corporation or its designated agent with ten (10) days written notice.

     11.  Miscellaneous.

          (a) Each party hereto acknowledges that it or he has read this Agreement, understands it, and agrees to be bound by its terms, and further acknowledges and agrees that it is the complete and exclusive statement of the agreement and understanding of the parties regarding the subject matter hereof, which supersedes and merges all prior proposals, agreements and understandings, oral and written, relating to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (c) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein. In the event that any provision is declared invalid or unenforceable, the Shareholders and the Corporation agree to substitute for such invalid or unenforceable provision a new provision which reflects, to the closest extent possible, the intent of the parties.

          (d) Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, estates, heirs, legal representatives and permitted assigns and transferees.

          (e) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said actions.

          (f) This Agreement shall be governed by the laws of the State of New York (without giving effect to principles of conflicts of law). The Shareholders and the Corporation consent and agree that jurisdiction and venue for all legal proceedings relating to the subject matter of this Agreement shall lie exclusively with the appropriate federal or state court sitting within the State of New York, County of New York.

          (g) A copy of this Agreement shall be filed with the Secretary of the Corporation and kept with the records of the Corporation.

          (h) Any notice or other communication to be given hereunder shall be in writing and delivered personally or sent by certified or registered mail, postage prepaid, if to the Corporation, addressed to the Corporation at its then-principal business address, and if to any Shareholder, addressed to him at his address as it appears in the stock records of the Corporation, or to such other address as any party may have furnished to the others in writing. Unless otherwise provided in this Agreement, notice given pursuant to this section shall be deemed given as of the date of its receipt.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (j) All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement.

          (k) This Agreement and the restrictions on transfer set forth herein shall terminate upon the occurrence of any of the following events: (i) cessation of the Corporation's business, (ii) bankruptcy, receivership or dissolution of the Corporation, (iii) the voluntary agreement of all parties who are bound by the terms hereof or (iv) consummation of a public offering of the Corporation's Common Stock (other than the public offering described in the registration statement initially filed with the Securities and Exchange Commission on July 2, 1999). Upon termination of this Agreement, each Shareholder shall surrender to the Corporation the certificates for his shares and the Corporation shall issue to him, her or it, in lieu thereof, new certificates for an equal number of shares without the second of the two legends set forth in Section 3(c) hereof.


                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                              BONUSBOULEVARD, INC.


                                              By: /s/ David Brous, Jr.
                                                 -----------------------------
                                                    David Brous, Jr.
                                                    Chairman and
                                                    Chief Executive Officer


                                              /s/ David Brous, Jr.
                                              --------------------------------
                                              David Brous, Jr.


                                              /s/ Jonathan F. Morgenstern
                                              --------------------------------
                                              Jonathan F. Morgenstern

                                    EXHIBIT A


Name of                                                            Number of
Shareholder                     Class of Stock                     Shares Owned
-----------                     --------------                     ------------
David Brous, Jr.                Class B Common Stock               48,000,000

Jonathan F. Morgenstern         Class B Common Stock               32,000,000

                                                                   Schedule 6(e)

        Date of Determination          Stipulated Section 6 Purchase Price
        ---------------------          -----------------------------------
          Initial Valuation          The Shareholders have initially agreed that
                                        their combined equity position in the
                                     Corporation is to be valued at an aggregate
                                          stipulated value of $1,000,000.